EXHIBIT 1

                             JOINT FILING AGREEMENT

                  In accordance with Rule 13d-1 (f) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Entities (as such term is defined in the Schedule 13G) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock, $0.33 1/3 par value per share, of Forest City Enterprises, Inc., and that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 13th day of March, 2000.

                                                    EQSF ADVISERS, INC.

                                                    BY:/S/ MARTIN J. WHITMAN

                                                   Martin J. Whitman
                                                   Chairman, President and
                                                   Chief Executive Officer


                                                   M. J. WHITMAN ADVISERS, INC.

                                                   BY:/S/ MARTIN J. WHITMAN

                                                   Martin J. Whitman
                                                   Chairman and
                                                   Chief Executive Officer

                                                   /S/MARTIN J. WHITMAN

                                                    Martin J. Whitman